Exhibit 99.1

InfuSystem Holdings, Inc. 3851 W. Hamlin Road Rochester Hills, MI 48309 248-291-1210
CONTACT: Joe Dorame, Joe Diaz & Robert Blum Lytham Partners, LLC 602-889-9700

InfuSystem Enters Negative Pressure Wound Therapy Market

Rochester Hills, Michigan, February 11, 2020—InfuSystem Holdings, Inc. (NYSE American: INFU) (“InfuSystem” or the “Company”), a leading national health care service provider, facilitating outpatient care for durable medical equipment (“DME”) manufacturers and health care providers, announced today that it has entered into an agreement whereby it will add Negative Pressure Wound Therapy (“NPWT”) to its Integrated Therapy Service (“ITS”) platform. As part of the new relationship, InfuSystem’s turnkey solutions will include providing the durable medical equipment, overseeing logistics, biomedical services, and managing third-party billing.

Richard DiIorio, chief executive officer of InfuSystem, said, “We are pleased to announce the addition of NPWT to the Integrated Therapy Services platform, joining our existing therapies, oncology and pain management. This addition results from a premier global health care services company seeking out InfuSystem and our unique expertise in providing clinic-to-home DME solutions. The core market to be targeted under the new agreement is U.S. home health care, which as a subset of the broader NPWT market, has an estimated addressable market of $600 million per year.”

“We are excited to collaborate with a Top-10 health care services company on this new therapy and we look forward to a long and successful relationship,” Mr. DiIorio continued.  “As seen with past new business wins, the nature of our ITS business involves an initial period of on-boarding the participating facilities.  We will soon begin that on-boarding, but we do not expect to see meaningful revenue from NPWT until the second half of this year.  It should be noted that NPWT was not part of the Company’s previously announced full-year 2020 financial guidance. We plan to update this guidance in the coming quarters,” concluded Mr. DiIorio.

About Negative Pressure Wound Therapy

Negative Pressure Wound Therapy (“NPWT”) is a therapeutic technique using vacuum dressing to promote healing of acute and chronic wounds. Examples of acute wounds treated include those from surgery and c-sections, and chronic wounds treated include pressure ulcers, trophic, and vascular ulcers. The U.S. market for NPWT therapy is estimated to exceed $2 billion by 2024.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related DME support services to hospitals, clinics and other alternate site healthcare providers. Headquartered in Rochester Hills, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts and Ontario, Canada. The Company’s stock is traded on the NYSE American under the symbol INFU.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts are considered to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to future actions, business plans, objectives and prospects, future operating or financial performance. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements are subject to factors, risks and uncertainties that could cause actual results to differ materially, including, but not limited to, our dependence on estimates of collectible revenue, potential litigation, changes in third-party reimbursement processes, changes in law and other risk factors disclosed in the Company’s most recent annual report on Form 10-K and, to the extent applicable, quarterly reports on Form 10-Q. All forward-looking statements made in this press release speak only as of the date hereof. We do not undertake any obligation to update any forward-looking statements to reflect future events or circumstances, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.